EXHIBIT 23.1
Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, KS 66205-2001
We consent to the incorporation by reference in the registration statement of Layne Christensen Company of our report dated February 28, 2005, on our audits of the consolidated financial statements of Reynolds, Inc. as of December 31, 2004 and 2003, and for the years ended December 31, 2004 and 2003.
/s/ BKD, LLP
December 20, 2005

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